UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Illinois	36-3873352
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800 Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-196600 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.     Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share, reference is made to the information set forth under the heading “Description of Preferred Stock” in the Registrant’s Prospectus Supplement, dated June 22, 2015, to the Prospectus, dated June 9, 2014, which constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-333-196600), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.     Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of Wintrust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, Exhibits 3.1 and 3.2 of Wintrust’s Current Report on Form 8-K filed with the SEC on July 29, 2011 and Exhibit 3.1 of Wintrust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

3.2
Amended and Restated Certificate of Designations of Wintrust Financial Corporation filed on December 18, 2008 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of Wintrust’s Current Report on Form 8-K filed with the SEC on December 24, 2008).

3.3
Certificate of Designations of Wintrust Financial Corporation filed on March 15, 2012 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of Wintrust’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

3.4
Certificate of Designations of Wintrust Financial Corporation filed on June 24, 2015 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series D Preferred Stock (incorporated by reference to Exhibit 3.1 of Wintrust’s Current Report on Form 8-K filed with the SEC on June 25, 2015).

3.5	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of Wintrust’s Current Report on Form 8-K filed with the SEC on April 8, 2015).

4.1
Form of Global Certificate Evidencing Shares of the Company’s Series D Preferred Stock (incorporated by reference to Exhibit 4.1 of Wintrust’s Current Report on Form 8-K filed with the SEC on June 25, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 2, 2015	WINTRUST FINANCIAL CORPORATION

	By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Senior EVP and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1
Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of Wintrust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, Exhibits 3.1 and 3.2 of Wintrust’s Current Report on Form 8-K filed with the SEC on July 29, 2011 and Exhibit 3.1 of Wintrust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

3.2
Amended and Restated Certificate of Designations of Wintrust Financial Corporation filed on December 18, 2008 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of Wintrust’s Current Report on Form 8-K filed with the SEC on December 24, 2008).

3.3
Certificate of Designations of Wintrust Financial Corporation filed on March 15, 2012 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of Wintrust’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

3.4
Certificate of Designations of Wintrust Financial Corporation filed on June 24, 2015 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series D Preferred Stock (incorporated by reference to Exhibit 3.1 of Wintrust’s Current Report on Form 8-K filed with the SEC on June 25, 2015).

3.5	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of Wintrust’s Current Report on Form 8-K filed with the SEC on April 8, 2015).

4.1
Form of Global Certificate Evidencing Shares of the Company’s Series D Preferred Stock (incorporated by reference to Exhibit 4.1 of Wintrust’s Current Report on Form 8-K filed with the SEC on June 25, 2015).

4